Exhibit 32

STATEMENT PURSUANT TO 18 U.S.C. SECTION 1350,

AS ENACTED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Amendment No. 2 to the Annual Report on Form 10-K/A for the year ended December 31, 2004 (the “Annual Report”) of Mission Energy Holding Company (the “Company”), and pursuant to 18 U.S.C. Section 1350, as enacted by Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies, to the best of his knowledge and belief, that:

1.                                       The Annual Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2.                                       The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Thomas R. McDaniel
Thomas R. McDaniel
Chief Executive Officer
Mission Energy Holding Company

/s/ W. James Scilacci
W. James Scilacci
Chief Financial Officer
Mission Energy Holding Company

This statement accompanies the Annual Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to Mission Energy Holding Company and will be retained by Mission Energy Holding Company and furnished to the Securities and Exchange Commission or its staff upon request.